                                  SCHEDULE 14A
                                (RULE 14A - 101)

                              INFORMATION REQUIRED

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
          Securities Exchange Act of 1934 (Amendment No. ____________)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[x]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         Parallel Petroleum Corporation
                -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)   Title of each class of securities to which transaction applies:

       (2)   Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)   Proposed maximum aggregate value of transaction:

       (5)   Total fee paid:

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)   Amount previously paid:
       (2)   Form, Schedule or Registration Statement No.:
       (3)   Filing Party:
       (4)   Date Filed:

                         PARALLEL PETROLEUM CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


Dear Stockholder:

         Notice is hereby given that Parallel's Annual Meeting of Stockholders will be held at the Midland Petroleum Club, 501 West Wall Street, Midland, Texas 79701, on Thursday, June 22, 2000 at 10:00 a.m.

         We intend to present for your approval at this meeting:

                  o the election of five Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

                  o the ratification of the reappointment of KPMG LLP as independent auditors for 2000; and

                  o the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

         If you were a holder of record of Parallel common stock at the close of business on May 15, 2000, you are entitled to vote at the Annual Meeting.


                                      BY ORDER OF THE BOARD OF DIRECTORS


                                                 Thomas W. Ortloff
                                                 Secretary


May 18, 2000




YOUR VOTE IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE POSTAGE PAID ENVELOPE.

                         PARALLEL PETROLEUM CORPORATION

                         One Marienfeld Place, Suite 465
                                110 N. Marienfeld
                              Midland, Texas 79701
                                 (915) 684-3727

                                 PROXY STATEMENT

                           ---------------------------



SOLICITATION OF PROXIES

         The accompanying proxy is solicited on behalf of the Board of Directors of Parallel for the Annual Meeting of Stockholders. The meeting will be held at the Midland Petroleum Club, 501 West Wall Street, Midland, Texas 79701, at 10:00 a.m. on Thursday, June 22, 2000, for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments thereof. The principal executive office of the Company is located at One Marienfeld Place, Suite 465, 110 N. Marienfeld, Midland, Texas 79701.

         We will bear the cost of soliciting proxies. Proxies will be solicited primarily by mail, but may be supplemented by personal solicitation by officers, employees and Directors of Parallel. No additional compensation will be paid for their solicitation efforts. The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy are first being mailed to stockholders on or about May 22, 2000.


VOTING AT THE ANNUAL MEETING

         The close of business on May 15, 2000 has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. At that date, Parallel had issued and outstanding 20,331,858 shares of voting common stock.

         Holders of common stock are entitled to vote on all matters properly brought before the meeting, including the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. Each share of common stock you own entitles you to one vote. Cumulative voting is not permitted.

QUORUM AND VOTING REQUIREMENTS

         The presence of a majority of the outstanding shares of common stock, whether in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

         Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. An abstention from voting on a matter or a proxy instructing that a vote be withheld has the same effect as a vote against the matter since it is one less vote for approval.

         A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         o Election of Directors: Directors will be elected by a plurality of votes cast. A plurality means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

         o Approval of Auditors: To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes and abstentions on this matter have the effect of negative votes.

HOW TO REVOKE YOUR PROXY

         You may revoke a proxy at any time before it is voted. You can do this by delivering a later dated proxy or by notifying the Secretary in writing specifically revoking the proxy. Your attendance and voting in person at the Annual Meeting will also revoke a proxy. If you do not make any specification on the proxy, your shares will be voted in accordance with the recommendation of the Board of Directors as stated herein, or at the discretion of the named proxies with regard to any other matter that may properly come before the Annual Meeting.


                                 STOCK OWNERSHIP

         This table shows information as of May 15, 2000 about the beneficial ownership of common stock by: (1) each person known by us to own beneficially more than five percent of our outstanding common stock, (2) each executive officer of Parallel, (3) each Director and nominee for Director of Parallel, and
(4) all of our executive officers and Directors (and nominees) as a group:


            Name and Address                                 Amount and Nature                   Percent
                 of                                                of                              of
           Beneficial Owner                              Beneficial Ownership (1)               Class (2)
           ----------------                              ------------------------               ---------
   Thomas R. Cambridge                                            979,545(3)                       4.77%
   216 Texas Commerce Bank Building
   Amarillo, Texas  79109

   Ernest R. Duke                                                 282,473(4)                       1.39%
   P.O. Box 1919
   Midland, Texas  79702

   Myrle Greathouse                                             1,656,557(5)                       7.88%
   P.O. Box 379
   Abilene, Texas  79604

   Larry C. Oldham                                                747,090(6)                       3.59%
   One Marienfeld Place, Suite 465
   Midland, Texas  79701

            Name and Address                                 Amount and Nature                   Percent
                 of                                                of                              of
           Beneficial Owner                              Beneficial Ownership (1)               Class (2)
           ----------------                              ------------------------               ---------
   Charles R. Pannill                                              91,995(7)                          *
   3416 Acorn Run
   Fort Worth, Texas  76019

   Wes-Tex Drilling Company                                     1,246,773(8)                       6.04%
   519 First National Bank Building West
   Abilene, Texas 79601

   Dian Graves Owen                                             1,281,856(9)                       6.13%
   400 Pine, Suite 1000
   Abilene, Texas 79601

   Julia Jones Matthews                                         1,942,856(10)                      9.05%
   400 Pine, Suite 900
   Abilene, Texas 79601

   Dodge Jones Foundation                                       1,371,428(11)                      6.44%
   400 Pine, Suite 900
   Abilene, Texas 79601

   All Executive Officers and Directors                         3,757,660(12)                     17.24%
   as a Group (5 persons)

------------------

   * Less than one percent.

   (1) Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers.

   (2) Securities not outstanding, but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

   (3) Includes 767,045 shares held in the name of Cambridge Collateral Services, Ltd., a limited partnership of which Mr. Cambridge and his wife are the general partners. Also included are 212,500 shares of common stock underlying presently exercisable stock options.

   (4) Includes 47,500 shares of common stock underlying presently exercisable stock options. Also included are 74,395 shares held by Duke and Cain Partnership, a general partnership in which Mr. Duke is a partner, and 20,000 shares held in the name of Mr. Duke's wife. Mr. Duke has shared voting and investment powers with respect to such shares.

   (5) Includes 932,488 shares of common stock held directly by Wes-Tex Drilling Company, a corporation, and 314,285 shares of common stock that may be acquired by Wes-Tex upon conversion of 110,000 shares of preferred stock held by Wes-Tex. Mr. Greathouse is the chairman of the board of directors and sole shareholder of Wes-Tex and, accordingly, has shared voting and investment powers with respect to such shares. See note 8 below. Also included are 72,500 shares of common stock underlying presently exercisable stock options, and 1,000 shares held by a twenty-two member investment club, of which Mr. Greathouse is a member, and as to which Mr. Greathouse has shared voting and investment powers. The Greathouse Charitable Remainder Trust and the Greathouse Foundation may each acquire 157,142 shares of common stock upon conversion of 55,000 shares of preferred stock held by each of them. Such shares of common stock are included in the total number of shares shown in the table. However, Mr. Greathouse disclaims beneficial ownership of all 314,284 shares of common stock that may be acquired by The Greathouse Charitable Remainder Trust and the Greathouse Foundation.

   (6) Includes 457,000 shares of common stock underlying presently exercisable stock options.

   (7) Includes 47,500 shares of common stock underlying presently exercisable stock options. Also included are 1,300 shares held by Mr. Pannill as custodian for the benefit of two minor grandchildren and as to which Mr. Pannill disclaims beneficial ownership.

   (8) Mr. Greathouse, a Director of Parallel, is the chairman of the board of directors and sole stockholder of Wes-Tex Drilling Company. Wes-Tex has shared voting and investment powers with respect to such shares. See note 5 above.

  (9) Includes 700,000 shares of common stock held indirectly by the Dian Graves Owen Trust and 285,714 shares of common stock that may be acquired by Mrs. Owen upon conversion of 100,000 shares of preferred stock held directly by her. Also included are 285,714 shares that may be acquired upon conversion of 100,000 shares of preferred stock held directly by the Dian Graves Owen Foundation, a non-profit organization. Mrs. Owen disclaims beneficial ownership of all shares of common stock beneficially owned by the Dian Graves Owen Foundation.

  (10) Includes 400,000 shares of common stock owned directly by the Julia Jones Matthews Family Trust and 171,428 shares of common stock that may be acquired by the Trust upon conversion of 60,000 shares of preferred stock held directly by the Trust. By virtue of her position as the President and a Director of the Dodge Jones Foundation, Matthews has shared voting and investment powers with respect to, and may also be deemed to be the beneficial owner of, 971,428 shares of common stock that may be acquired by the Dodge Jones Foundation upon conversion of 340,000 shares of preferred stock held by it, and 400,000 shares of common stock that are owned directly by the Dodge Jones Foundation. Matthews disclaims beneficial ownership of all shares of common stock beneficially owned by the Dodge Jones Foundation. See note 11.

  (11) Includes 971,428 shares that may be acquired upon conversion of 340,000 shares of preferred stock. The Dodge Jones Foundation has shared voting and investment powers with respect to such shares of common stock. See note 10.

  (12) Includes 837,000 shares of common stock underlying presently exercisable stock options and 628,569 shares of common stock that may be acquired upon conversion of 220,000 shares of preferred stock.



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires Parallel's Directors and officers to file periodic reports with the SEC. These reports show the Directors' and officers' ownership, and the changes in ownership, of Parallel's common stock and other equity securities. To our knowledge, all Section 16(a) filing requirements have been complied with during 1999, except that Charles R. Pannill, a Director, did not timely file one Form 4 Report covering one transaction in December, 1999.


                              ELECTION OF DIRECTORS

         Directors of Parallel are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. The number of directors comprising the whole Board is determined by the Board of Directors. The Board of Directors has fixed the size of the Board at five directors. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board and the shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. The Board has no reason to expect that any nominee will become unavailable. Shares represented by the accompanying form of proxy will be voted for the election of the five nominees named below unless other instructions are shown on the proxy card.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING FIVE NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING.


                                            Director
        Nominee                               Since               Position with Company
        -------                             --------              ---------------------
Thomas R. Cambridge                           1985                Chairman of the Board of
                                                                  Directors and Chief
                                                                  Executive Officer

Larry C. Oldham                               1979                President, Treasurer and
                                                                  Director

Ernest R. Duke(1)(2)                          1980                Director

Myrle Greathouse(1)                           1993                Director

Charles R. Pannill(2)                         1982                Director

-----------------

(1)   Member of Audit Committee.

(2)   Member of Compensation Committee.

         Mr. Cambridge, age 64, is an independent petroleum geologist engaged in the exploration for, development and production of oil and gas. From 1970 until 1990, such activities were carried out primarily through Cambridge & Nail Partnership, a Texas general partnership. Since 1990, such oil and gas activities have been carried out through Cambridge Production, Inc., a Texas corporation. Mr. Cambridge has served as a Director of the Company since February, 1985; as President during the period from October, 1985 to October, 1994; and as Chairman of the Board of Directors and Chief Executive Officer since October, 1985. Mr. Cambridge serves the Company in the capacity of a consultant and not as a full-time employee.

         Mr. Oldham, age 46, a founder of the Company, has served as an officer and Director of the Company since its formation in 1979. Mr. Oldham became President of the Company in October, 1994, and served as Executive Vice President of the Company prior to that time. Mr. Oldham is a member of the Permian Basin Landman's Association.

         Mr. Duke, age 73, is a consultant to Newpark Drilling Fluids, and the president and majority shareholder of Mustang Mud, Inc., a privately held oil field service company.

         Mr. Greathouse, age 77, is the chairman of the board of directors and sole shareholder of Wes-Tex Drilling Company, a corporation engaged in oil and gas exploration and production. He is also a director of Crockett County National Bank.

         Mr. Pannill, age 74, was employed by The Western Company of North America for over thirty years until his retirement in February, 1982. During his employment with The Western Company of North America, Mr. Pannill served in various capacities, including those of an executive officer and director.


OTHER INFORMATION; COMMITTEES OF THE BOARD

         During 1999, seven meetings of the Board of Directors were held. All Directors attended 100% of the total number of meetings of the Board. The Directors also took action by unanimous written consent on two occasions.

         The Board has two permanent committees: the Audit Committee and the Compensation Committee. Parallel does not have a standing nominating committee. The review of recommendations for nominees for Board membership is made by the full Board of Directors.

         The Audit Committee reviews the results of the annual audit of the Company's financial statements and recommendations of the independent auditors with respect to the Company's accounting practices, policies and procedures. The Audit Committee recommends to the Board the appointment of auditors for the Company. During 1999, the members of the Audit Committee were Messrs. Duke and Greathouse. Mr. Greathouse was appointed to the Audit Committee in June, 1999 to fill a vacancy created by the resignation of a former director in January, 1999. The Audit Committee held one meeting in 1999 at which both members were present.

         The Compensation Committee administers the Company's stock option plans and has the responsibility of reviewing and recommending to the Board of Directors the compensation and terms of benefit arrangements with the Company's officers and the making of awards under such arrangements. Mr. Pannill served as a member of the Compensation Committee of the Board of Directors throughout 1999. Mr. Greathouse also served on the Compensation Committee until June, 1999 when he became a member of the Audit Committee. At the same time, Mr. Duke replaced Mr. Greathouse on the Compensation Committee and he continues to serve on the Compensation Committee along with Mr. Pannill. During 1999, the Compensation Committee took action by unanimous written consent on one occasion and in one meeting with the full Board of Directors. Mr. Pannill and Mr. Duke were both in attendance at the meeting.


                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         At the times the Compensation Committee took action in 1999, the members were Ernest R. Duke and Charles R. Pannill, non-employee Directors of Parallel.

         Our Compensation Committee is responsible for formulating and recommending to the full Board of Directors the compensation paid to Parallel's executive officers, Mr. Cambridge and Mr. Oldham. We generally review executive compensation on an annual basis. In reviewing the overall compensation of our executive officers, we consider the following components of executive compensation:

                  o    base salaries;

                  o    stock option grants;

                  o    cash bonuses;

                  o    insurance plans; and

                  o    contributions by Parallel to the 408(k) retirement plan.

         In establishing the compensation paid to our executives, we emphasize providing compensation that will (1) motivate and retain the executives and reward performance, (2) encourage the long term success of Parallel, and (3) encourage the application of prudent decision making processes in an industry marked by volatility and high risk.

         Historically, we have evaluated compensation paid to our executive officers based upon the following factors:

                  o    the growth in Parallel's oil and gas reserves;

                  o    the market value of Parallel's common stock;

                  o    cash flow;

                  o the extent to which the executive officers have been successful in finding and creating opportunities for Parallel to participate in drilling or acquisition ventures having quality prospects;

                  o the ability of our executives to formulate and maintain sound budgets for drilling ventures and other business activities;

                  o    the overall financial condition of Parallel;

                  o    the extent to which proposed business plans are met; and

                  o by comparing the compensation packages of our executive officers with the compensation packages of executive officers of other companies similar to Parallel.

We do not assign relative weights or rankings to these factors. Instead, we make subjective determinations based upon a consideration of all of these factors.

         In establishing base salaries for the executive officers, we have not relied on independent consultants to analyze or prepare formal surveys for us. However, when considering salary increases we do make informal comparisons of our executives' compensation with the compensation paid to executives of other publicly and privately held companies similar to Parallel. We also rely on our general knowledge and experience in the oil and gas industry, focusing on a subjective analysis of each of our executive's contributions to Parallel's overall performance. In addition, we take into account the fact that we do not provide significant perquisites to our executive officers. While specific performance levels or "benchmarks" are not used to establish salaries or grant stock options, we do take into account historic comparisons of Parallel's performance. With respect to awards of stock options, we attempt to provide the executives with an incentive compensation vehicle that could result in future additional compensation to the executives, but only if the value of our common stock increases for all stockholders. All stock options are granted with exercise prices equal to the fair market value of the common stock on the date of grant. When awarding stock options, we consider the number of options granted on prior occasions and the length of time between option grants.

         We did not increase the salaries of Mr. Oldham or Mr. Cambridge in 1999. In August, 1998, Mr. Oldham received a 19.8% increase in his salary and Mr. Cambridge received a 10% increase in his cash compensation. In our judgment, these previous salary increases, coupled with increased demands on our cash flow which resulted from the adverse industry conditions in 1998 and early 1999, precluded a recommendation to increase the cash compensation being paid to our executives. However, we did grant a stock option to Mr. Oldham to purchase 100,000 shares of common stock at an exercise price of $1.813 per share, the fair market value of our common stock on the date of grant. As described below, Mr. Cambridge was also granted a stock option to purchase 50,000 shares of common stock at an exercise price of $1.82 per share.

         In the case of Mr. Cambridge, the Chief Executive Officer of Parallel, the factors we consider in establishing recommended levels and components of compensation, in addition to those discussed above, include the amount of time devoted by Mr. Cambridge to Parallel's business and the fact that he does not participate in any of Parallel's insurance or retirement plans. These additional factors are included and considered in the evaluation of Mr. Cambridge's compensation since he does not serve the Company as a full-time employee. In reviewing the overall compensation of Mr. Cambridge in 1999, we took into account the fact that Mr. Cambridge received a 10% salary increase in August, 1998 and was also granted a stock option to purchase 50,000 shares of stock. We further considered Parallel's overall financial condition and operating results in 1999, the existing and anticipated cash requirements of the Company, the decrease in drilling activities and the individual contributions made by Mr. Cambridge. Throughout 1998 and early 1999, Parallel was faced with a precipitous downturn in the oil and gas industry. Many of our competitors experienced insurmountable financial problems or ceased active drilling operations altogether. We continue to believe that the insight, experience and leadership of Mr. Cambridge has been instrumental in keeping Parallel positioned to take advantage of the recent recovery in the oil and gas industry. In recognition of this, we awarded Mr. Cambridge a stock option to purchase 50,000 shares of common stock in October, 1999. The exercise price of the option is $1.82 per share, the fair market value of the common stock on the date of grant. The option first becomes exercisable one year from the date of grant. We feel that the stock option awards to our executive officers, including Mr. Cambridge, act as a catalyst to advancing the financial interests of stockholders along with those of management. It is our conclusion that the amount and types of compensation currently being paid to our executive officers are sufficient to motivate them and encourage their efforts to increase the value of Parallel for all stockholders.

         Provisions of the Internal Revenue Code that restrict the deductibility of certain compensation over one million dollars per year has not been a factor in our considerations or recommendations.


                                                  Ernest R. Duke
                                                  Charles R. Pannill

SUMMARY OF ANNUAL COMPENSATION

         The table below shows a summary of the types and amounts of compensation paid to our executive officers during the last three years.


                           Summary Compensation Table

                                                                                   Long-Term Compensation
                                                                           ---------------------------------------
                                          Annual Compensation                       Awards                 Payouts
                                   ----------------------------------      ------------------------        -------
                                                               Other
                                                               Annual      Restricted    Securities
     Name and                                                 Compen-        Stock       Underlying         LTIP          All Other
    Principal                       Salary          Bonus      sation        Awards        Options/        Payouts      Compensation
     Position           Year         ($)             ($)         ($)           ($)         SARs(#)           ($)             ($)
    ---------          -----       --------        ------     -------      ----------    ----------        -------      ------------
T.R. Cambridge,         1999       $ 77,755        $1,000     $   900           0            50,000           0                0
  Chief Executive
  Officer and
  Chairman of           1998       $ 73,631        $  500     $   900           0            50,000           0                0
  the Board
  of Directors          1997       $ 70,686        $1,000     $   825           0           100,000           0                0

L.C. Oldham,            1999       $125,000        $1,000     $20,221(1)        0           100,000           0           $5,771(2)
  President,
  Treasurer             1998       $112,923        $  500     $23,150(1)        0           100,000           0           $5,139(2)
  and Director          1997       $104,297        $1,000     $16,620(1)        0           100,000           0           $6,695(2)

------------------

(1) Such amount includes insurance premiums for nondiscriminatory group life, medical, disability and dental insurance as follows: $18,534 in 1999; $17,445 for 1998; and $11,532 for 1997.

(2) For 1999, such amount includes $3,750 contributed by Parallel to Mr. Oldham's individual retirement account maintained under the 408(k) simplified employee pension plan/individual retirement account and the reimbursement to Mr. Oldham of $2,021 for income tax preparation and planning. For 1998, such amount includes $3,388 contributed by Parallel to Mr. Oldham's retirement account and the reimbursement to Mr. Oldham of $1,751 for income tax preparation and planning. The amount shown for 1997 includes Parallel's contribution of $3,129 to Mr. Oldham's retirement account and reimbursement of $3,566 for income tax preparation.


STOCK OPTIONS

         Parallel uses stock options as part of the overall compensation of Directors, officers and employees. We have included summary descriptions of our stock option plans so you can review the types of options we have granted and the significant features of our stock options.

         In the following table, we show certain information with respect to stock options granted in 1999 to the named executive officers.

                      Option/Sar Grants in Last Fiscal Year

                                                    Individual Grants
                           --------------------------------------------------------------------
                                                                                                     Potential Realizable
                                               Percent of                                               Value at Assumed
                                                 Total                                                  Annual Rates of
                            Number of          Options                                                    Stock Price
                           Securities         Granted to                                                Appreciation for
                           Underlying          Employees         Exercise or                             Option Term (1)
                             Options               in             Base Price         Expiration      ----------------------
     Name                  Granted (#)         Fiscal Year          ($/Sh)              Date           5%($)         10%($)
     ----                  ----------          -----------       -----------         ----------      --------      --------
T. R. Cambridge             50,000(2)             16.13%             $ 1.82            10-28-09      $ 57,330      $114,690
L.C. Oldham                100,000(3)             32.25%             $1.813             6-23-09      $114,219      $288,267


------------------

(1) These amounts are calculated based on the indicated annual rates of appreciation and annual compounding from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. There is no assurance that the amounts reflected in this table will be achieved.

(2) A nonqualified stock option to purchase 50,000 shares of common stock was granted to Mr. Cambridge on October 28, 1999 pursuant to Parallel's Non- employee Directors' Stock Option Plan. The option is exercisable in two equal annual installments, commencing October 28, 2000.

(3) On June 23, 1999, an incentive stock option to purchase 100,000 shares of common stock was granted to Mr. Oldham pursuant to the 1998 Stock Option Plan. The option is exercisable in two equal annual installments, commencing June 23, 2000.

         The following table shows certain information about stock option exercises in 1999 and the value of unexercised stock options held by Parallel's executive officers at December 31, 1999.


                       Aggregated Option/SAR Exercises in
             Last Fiscal Year and Fiscal Year-End Option/SAR Values

                               Shares                                    Number of                            Value of
                              Acquired           Value             Securities Underlying                     Unexercised
                                 on            Realized         Unexercised Options at Fiscal            in-the-Money Options
    Name                      Exercise           ($)                    Year-End (#)                  at Fiscal Year-End ($)(1)
    ---                       --------         --------       -------------------------------       ------------------------------
                                                              Exercisable       Unexercisable       Exercisable      Unexercisable
                                                              -----------       -------------       -----------      -------------
T.R. Cambridge                   0                 0              225,000              75,000       $      0(2)           $   0(2)
L. C. Oldham                     0                 0              437,000             210,000       $220,903              $   0(3)

------------------

(1) The value of in-the-money options is equal to the fair market value of a share of common stock at fiscal year-end ($1.6875 per share), based on the last sale price of Parallel's common stock, less the exercise price.

(2) At December 31, 1999, the exercise prices of all the options held by Mr. Cambridge exceeded $1.6875, the fair market value of our common stock on that date.

(3) The exercise prices of all of Mr. Oldham's unexercisable options exceeded the fair market value of our common stock on December 31, 1999.

                             STOCK PERFORMANCE GRAPH


Comparison of Five-Year Cumulative Total Returns


                                    [GRAPH]



                                     Legend

Symbol       Total Returns Index for:                      12/30/94   12/29/95     12/31/96   12/31/97      12/31/98   12/31/99
------       -----------------------                       --------   --------     --------   --------      --------   --------
[ ]          Parallel Petroleum Corporation                   100.0       62.0        163.0      234.8          50.0       58.7
 *           Nasdaq Stock Market (US Companies)               100.0      141.3        173.9      213.1         300.4      556.9
 o           NASDAQ Stocks (SIC 1310-1319 US                  100.0      105.1        151.9      144.7          70.3       72.7
               Companies) Crude Petroleum and
               Natural Gas

Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D.   The index level for all series was set to $100.00 on 12/30/94.

         The indexes in the performance graph, prepared by the Center for Research in Security Prices of the University of Chicago Graduate School of Business, compare the annual cumulative total stockholder return on Parallel's common stock with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and a peer group index comprised of 123 U.S. companies engaged in crude oil and natural gas operations, based on a three-digit standard industrial classification or SIC code, whose stocks were traded on Nasdaq during the five-year period ended December 31, 1999. The table assumes that the value of an investment in Parallel's common stock and each index was $100 at the end of 1994 and that all dividends were reinvested.

CHANGE OF CONTROL ARRANGEMENTS

         Parallel's outstanding stock options and stock option plans contain certain change of control provisions which are applicable to Parallel's outstanding stock options, including the options held by Messrs. Cambridge and Oldham, and other Directors of Parallel. For purposes of our options, a change of control occurs if:

               o Parallel is not the surviving entity in a merger or consolidation;

               o Parallel sells, leases or exchanges all or substantially all of its assets;

               o    Parallel is to be dissolved and liquidated;

               o any person or group acquires beneficial ownership of more than 50% of Parallel's common stock; or

               o in connection with a contested election of directors, the persons who were directors of Parallel before the election cease to constitute a majority of the Board of Directors.

         If a change of control occurs, the Compensation Committee of the Board of Directors can:

               o    accelerate the time at which options may be exercised;

               o require optionees to surrender some or all of their options and pay to each optionee the change of control value;

               o make adjustments to the options to reflect the change of control; or

               o permit the holder of the option to purchase, instead of the shares of common stock as to which the option is then exercisable, the number and class of shares of stock or other securities or property which the optionee would acquire under the terms of the merger, consolidation or sale of assets and dissolution if, immediately before the merger, consolidation or sale of assets or dissolution, the optionee had been the holder of record of the shares of common stock as to which the option is then exercisable.

         The change of control value is an amount equal to, whichever is applicable:

               o the per share price offered to Parallel's stockholders in a merger, consolidation, sale of assets or dissolution transaction;

               o the price per share offered to Parallel's stockholders in a tender offer or exchange offer where a change of control takes place; or

               o if a change of control occurs, other than from a tender or exchange offer, the fair market value per share of the shares into which the options being surrendered are exercisable, as determined by the Committee.

COMPENSATION OF DIRECTORS

         Parallel's non-employee Directors each receive $1,000 for attending meetings of the Board of Directors and $500 for attending meetings of Board committees that they serve on. Under these arrangements, during 1999, Ernest R. Duke received $8,500, Myrle Greathouse received $7,500 and Charles R. Pannill received $8,000. All Directors are reimbursed for expenses incurred in connection with attending meetings.

         Parallel's 1992 Stock Option Plan provides for the granting of a one-time stock option to purchase 25,000 shares of common stock to each person who becomes a non-employee director after March 1, 1992. No options were granted in 1999 under this plan.

         Directors who are not employees of Parallel are also eligible to participate in the Non-Employee Directors Stock Option Plan. On October 28, 1999, Messrs. Duke, Greathouse and Pannill were each granted an option to purchase 25,000 shares of common stock. Mr. Cambridge was granted an option to purchase 50,000 shares of common stock. All of the options were granted with an exercise price of $1.82 per share, the fair market value of the common stock on the date of grant. The options are exercisable with respect to one-half of the shares on October 28, 2000, and one-half on October 28, 2001. The options expire ten years after the date of grant.

STOCK OPTION PLANS

         1983 INCENTIVE STOCK OPTION PLAN. In May, 1984, our stockholders approved and adopted the 1983 Incentive Stock Option Plan. Stock options granted under the 1983 Plan are intended to be "incentive stock options" within the meaning of the Internal Revenue Code which, generally, provides the optionee with certain favorable tax benefits. Although the 1983 Plan expired by its own terms in 1993, incentive stock options to purchase 247,000 shares of common stock remain outstanding. The 1983 Plan is administered by the Compensation Committee of the Board of Directors. Under the terms of the 1983 Plan, all employees of Parallel were eligible to participate. The 1983 Plan authorized the granting of options to purchase a total of 750,000 shares of common stock. All options granted under the 1983 Plan were granted with exercise prices equal to the fair market value of the common stock on the date of grant. All options expire, in any event, ten years after the date of grant.

         1992 STOCK OPTION PLAN. In May, 1992, our stockholders approved and adopted the 1992 Stock Option Plan. The 1992 Plan provides for granting to key employees, including officers and Directors who are also key employees of Parallel, and Directors who are not employees, options to purchase up to an aggregate of 750,000 shares of common stock. Options granted under the 1992 Plan to employees may be either incentive stock options or options which do not constitute incentive stock options. Options granted to non-employee Directors will not be incentive stock options.

         The 1992 Plan is administered by the Board's Compensation Committee, none of whom are eligible to participate in the 1992 Plan except to receive a one-time option to purchase 25,000 shares at the time he becomes a Director. The Compensation Committee selects the employees who are to be granted options and establishes the number of shares issuable under each option and other such terms and conditions as may be approved by the Compensation Committee. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant.

         The 1992 Plan provides for the granting of an option to purchase 25,000 shares of common stock to each individual who was a non-employee Director of Parallel on March 1, 1992 and to each individual who becomes a non-employee Director following March 1, 1992. Members of the Compensation Committee are not eligible to participate in the 1992 Plan other than to receive a non-qualified stock option to purchase 25,000 shares of common stock as described above.

         An option may be granted in exchange for an individual's right and option to purchase shares of common stock pursuant to the terms of a prior option agreement. An agreement that grants an option in exchange for a prior option must provide for the surrender and cancellation of the prior option. The purchase price of common stock issued under an option granted in exchange for a prior option is determined by the Compensation Committee and may be equal to the price for which the optionee could have purchased common stock under the prior option.

         The 1992 Plan will expire by its own terms in May, 2002.

         NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. The Parallel Petroleum Non-Employee Directors Stock Option Plan was approved by our stockholders at the annual meeting held in May, 1997. This plan provides for granting to Directors who are not employees of Parallel options to purchase up to an aggregate of 500,000 shares of common stock. Options granted under the plan will not be incentive stock options within the meaning of the Internal Revenue Code.

         The non-employee directors plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to select the non-employee directors who are to be granted options; to establish the number of shares which may be issued to non-employee directors under each option; and to prescribe such terms and conditions, as the Committee shall prescribe from time to time in accordance with the plan. Under provisions of the non-employee directors plan, the option exercise price must be the fair market value of the stock subject to the option on the date the option is granted. Options are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.

         The purchase price of shares as to which an option is exercised must be paid in full at the time of exercise (1) in cash, (2) by delivering to Parallel shares of stock having a fair market value equal to the purchase price, or (3) a combination of cash or stock, as established by the Compensation Committee.

         1998 STOCK OPTION PLAN. In June, 1998, our stockholders adopted the 1998 Stock Option Plan. The 1998 Plan provides for the granting of options to purchase up to 850,000 shares of common stock. Stock options granted under the 1998 Plan may be either incentive stock options or stock options which do not constitute incentive stock options.

         The 1998 Plan is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee are not eligible to participate in the 1998 Plan. Only employees are eligible to receive options under the 1998 Plan. The Compensation Committee selects the employees who are granted options and establishes the number of shares issuable under each option.

         Options granted to employees contain terms and conditions that are approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivering to Parallel shares of common stock having a fair market value equal to the purchase price, or any combination of cash or common stock. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant.

         Options granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution. The 1998 Plan will expire in June, 2008.

         OTHER OPTION GRANTS. The Board of Directors granted a non-qualified stock option to Mr. Cambridge in October, 1993 under the general corporate powers of Parallel. Upon recommendation of the Board's Compensation Committee, the Board granted the option to Mr. Cambridge to purchase 100,000 shares of common stock at an exercise price of $3.9375 per share, the fair market value of the common stock on the date of grant. The option is not transferable, except by will or the laws of descent and distribution. The option expires in October, 2003.

RETIREMENT PLAN

         Parallel maintains under Section 408(k) of the Internal Revenue Code a combination simplified employee pension ("SEP") and individual retirement account ("IRA") plan (the "SEP/IRA") for eligible employees. Generally, eligible employees include all employees who are at least twenty-one years of age.

         Contributions to employee SEP accounts may be made at the discretion of Parallel, as authorized by the Compensation Committee of the Board of Directors. The percentage of contributions may vary from time to time. However, the same percentage contribution must be made for all participating employees. Parallel is not required to make annual contributions to the employees SEP accounts. Parallel may make tax- deductible contributions for each employee participant of up to 15% of a participant's compensation, or $30,000, whichever is less. Under the prototype simplified employee pension plan adopted by Parallel, all of the SEP contributions must be made to SEP/IRAs maintained with the sponsor of the plan, a national investment banking firm. All contributions to employees' accounts are immediately 100% vested and become the property of each employee at the time of contribution, including employer contributions, income-deferral contributions and IRA contributions. Generally, earnings on contributions to an employee's SEP/IRA account are not subject to federal income tax until withdrawn.

         In addition to receiving SEP contributions made by Parallel, employees may make individual annual IRA contributions of up to the lesser of $2,000 or 100% of compensation. Each employee is responsible for the investment of funds in his or her own SEP/IRA and can select investments offered through the sponsor of the plan.

         Distributions may be taken by employees at any time and must commence by April 1st following the year in which the employee attains age 70 1/2.

         Parallel currently makes matching contributions to employee accounts in an amount equal to the contribution made by each employee, not to exceed, however, 6% of each employee's salary during any calendar year. During 1999, Parallel contributed an aggregate of $14,338 to the accounts of seven employee participants. Of this amount, $3,750 was allocated to Mr. Oldham's account.

CERTAIN TRANSACTIONS

         From time to time, Wes-Tex Drilling Company, a corporation, acquires undivided interests in oil and gas leasehold acreage from Parallel and participates with Parallel and other interest owners in the drilling and development of such acreage. Myrle Greathouse, a director and the sole shareholder of Wes-Tex, is also a Director of Parallel. Wes-Tex participates in these operations under standard form operating agreements on the same or similar terms afforded by Parallel to nonaffiliated third parties. We invoice all working interest owners, including Wes-Tex, on a monthly basis, without interest, for their pro rata share of lease acquisition, drilling and operating expenses. During 1999, we billed Wes-Tex $33,922 for its proportionate share of lease operating expenses incurred on properties we operate. The largest amount owed to us by Wes-Tex at any one time during 1999 for its share of lease operating expenses was $3,760. At December 31, 1999, Wes-Tex owed us $3,118 for these expenses. During 1999, we disbursed

$36,790 to Wes-Tex in payment of revenues attributable to Wes-Tex's pro rata share of the proceeds from sales of gas and oil produced from properties in which Wes-Tex and Parallel owned interests.

         During 1999, Cambridge Production, Inc., a corporation owned by Mr. Cambridge, served as operator of two wells on oil and gas leases in which we also owned an interest. Generally, the operator of a well is responsible for the day to day operations on the lease, overseeing production, employing field personnel, maintaining production and other records, determining the location and timing of drilling of wells, administering gas contracts, joint interest billings, revenue distribution, making various regulatory filings, reporting to working interest owners and other matters. During 1999, Cambridge Production billed us $33,766 for our pro rata share of lease operating expenses and drilling and workover expenses. We paid $31,287 to Cambridge Production during 1999, which included amounts remaining unpaid and owed to Cambridge Production at the end of 1998. The largest amount we owed Cambridge Production at any one time during 1999 was $11,565. At December 31, 1999, no amounts were due to us from Cambridge Production. Cambridge Production's billings to Parallel are made monthly on the same basis as all other working interest owners in the wells. Our pro rata share of oil and gas sales during 1999 from the wells operated by Cambridge Production was $197,325. At December 31, 1999, we owed Cambridge Production $2,479.00.

         On June 25, 1999, we joined with Baytech, Inc., Tejon Exploration Company and Mansefeldt Investment Corporation and formed First Permian, L.L.C., a Delaware limited liability company, for the purpose of acquiring oil and gas properties from Fina Oil and Chemical Company. The acquired assets included oil and gas reserves and associated assets in producing fields located in the Permian Basin of west Texas.

         Parallel and Baytech are the managers of First Permian and at December 31, 1999 each owned a 35% membership interest.

         On June 30, 1999, First Permian entered into a Merger Agreement with Fina Oil and Chemical Company. Under terms of the Merger Agreement, Fina transferred all of the oil and gas properties to a wholly owned subsidiary of Fina which was then merged into First Permian. Upon completing the merger, and after giving effect to the purchase price adjustments required by the Merger Agreement, First Permian paid to Fina cash in the aggregate amount of approximately $92.0 million.

         The purchase price was financed, in part, with the proceeds of a revolving credit facility provided by Bank One, Texas, N.A. to First Permian. The principal amount of the initial loan from Bank One was $74.0 million. Under terms of a Credit Agreement, dated June 30, 1999, among First Permian, Parallel, Baytech and Bank One, as amended and restated on August 16, 1999, the principal amount outstanding under the revolving credit facility bears interest, as First Permian's election, at Bank One's base rate plus 1.50% or the Eurodollar rate plus 3.25% until such time as the subordinated unsecured loans described below are paid in full. When these subordinated loans have been paid in full, the revolving credit facility will bear interest at First Permian's election at Bank One's base rate plus a margin ranging from .25% to .75%, depending upon the outstanding principal balance of the borrowings under the Credit Agreement, or the Eurodollar rate plus a margin ranging from 2.00% to 2.50%, depending upon the outstanding principal balance of the borrowings under the Credit Agreement. The revolving credit facility provides for revolving loans subject to a borrowing base and a monthly commitment reduction amount of $250,000. The monthly commitment reduction commenced on October 1, 1999 and continues with a like reduction on the first day of each following month. The borrowing base and the monthly commitment reduction amount may be redetermined by Bank One on January 1 and July 1 of each year or at other times requested by First Permian. All outstanding principal under the revolving credit facility is due and payable on July 1, 2002. Interest is payable on the last day of each month. The revolving credit facility is subject to an unused commitment fee of .50% on the unadvanced portion of the borrowing base amount. The loan is secured by substantially all of the oil and gas properties First Permian acquired from Fina. Parallel and Baytech each guaranteed $10.0 million of the loans from Bank One.

         In addition to the $74.0 million loan from Bank One, First Permian also borrowed $8.0 million from each of Tejon Exploration Company and Mansefeldt Investment Corporation. Under terms of an Intercreditor Agreement, dated June 30, 1999, among First Permian, Bank One, Tejon Exploration Company and Mansefeldt Investment Corporation, the loans made by Tejon and Mansefeldt are subordinate in all respects to the senior loans made by Bank One.

         The loans made by Tejon Exploration Company and Mansefeldt Investment Corporation are unsecured. Each subordinated loan required a principal payment of $2.5 million on December 31, 1999. On December 31, 1999, principal payments in the aggregate amount of $8.5 million were made by First Permian on the subordinated loans. In January 2000, First Permian made an additional principal payment in the amount of $3.2 million. As of March 15, 2000, the total amount of outstanding subordinated debt was $4.3 million, which is payable on June 30, 2000.

         During 1999, First Permian approved a plan to dispose of selected noncore oil and gas properties. In December 1999 and January 2000, First Permian sold certain properties and received net cash proceeds of approximately $20.6 million, which were used to reduce First Permian's outstanding senior and subordinated debt.

         In conjunction with the reduction of the subordinated debt, the members of First Permian entered into an agreement that increased each of Parallel's and Baytech's initial interests in First Permian from 22.5% to 35%, effective December 31, 1999. Tejon, Mansefeldt, and affiliates of Mansefeldt owned the remaining 30% interest at that same date.

         Principal payments on the subordinated loans can only be made with:

         o net cash proceeds from the issuance of equity securities by First Permian;

         o advances under the Credit Agreement to the extent attributable to an increase in the borrowing base above $74.0 million;

         o proceeds from sales of assets of First Permian with the prior written consent of Bank One, after Bank One determines a new borrowing base (after giving effect to the sale of assets); or

         o any other source of payment with the prior written consent of Bank One.

Each principal payment on the subordinated loans can only be made if:

         o the full payment of all amounts than due and payable under the Credit Agreement have been made or provided for in accordance with the Credit Agreement; and

         o no event of default has occurred or would occur as a result of such payment.

         All unpaid principal and accrued but unpaid interest as of July 1, 2000 will be deemed to be principal and will be paid in twenty equal quarterly payments of principal on March 31, June 30, September 30 and December 31 of each year commencing September 30, 2000. Any payments of principal or interest on the subordinated loans after June 30, 2000 may only be made with the prior written consent of Bank One. Tejon and Mansefeldt may, at their option and with the agreement of First Permian, irrevocable convert any claims they have to the subordinated loans to an equity interest in First Permian.

         Interest on the unpaid balance of the subordinated loans accrues from June 30, 1999 until the earlier of the date of payment or June 30, 2000 at the prime rate of interest charged by Bank One. After June 30, 2000, interest accrues at the lowest prime rate of interest as published in the Money Rates Section of the Wall Street Journal.

         Interest on the subordinated loans is payable monthly in arrears on the last day of each month, commencing July 31, 1999 and ending June 30, 2000.

         During 1999, we paid $22,968 to First Permian for reimbursement of general and administrative expenses, and First Permian paid us $85,019 for reimbursement of general and administrative expenses. At December 31, 1999, we owed First Permian $2,702, and First Permian owed us $1,110.

         We believe the transactions described above were made on terms no less favorable than if we had entered into the transactions with an unrelated party.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, subject to ratification by the stockholders at the Annual Meeting, has reappointed the firm of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000. If the stockholders do not ratify this appointment, the Board may consider other independent public accountants or continue the appointment of KPMG LLP. KPMG LLP has been our independent auditor since 1979.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will be afforded an opportunity to make a statement at the Annual Meeting if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

         STOCKHOLDERS ARE REQUESTED TO VOTE FOR THE RATIFICATION OF THE REAPPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matter properly comes before the Annual Meeting, the persons appointed by the proxy intend to vote such proxy in accordance with their best judgment.

         STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON WRITTEN REQUEST TO THE MANAGER OF PUBLIC RELATIONS OF THE COMPANY, ONE MARIENFELD PLACE, SUITE 465, 110 N. MARIENFELD, MIDLAND, TEXAS 79701.

                              STOCKHOLDER PROPOSALS


         Stockholders desiring to submit proposals for inclusion in our proxy statement and form of proxy for the 2001 annual meeting must submit proposals to us at our principal executive office on or before January 24, 2001. Proposals should be sent to:

                         Secretary of Parallel Petroleum Corporation
                         One Marienfeld Place
                         110 N. Marienfeld, Suite 465
                         Midland, Texas 79701.

         The use of certified mail, return receipt requested, is suggested.

         The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve and matters incident to the conduct of the Annual Meeting, including matters of which the registrant did not receive notice until after April 8, 2000. For our annual meeting in 2001, management proxies will be permitted to use discretionary voting authority for matters submitted at the annual meeting other than pursuant to the procedures in SEC Rule 14a-8 if notice of the matter was not delivered to us on or before April 10, 2001.


                                           By Order of the Board of Directors



                                               THOMAS W. ORTLOFF
                                               Secretary


Midland, Texas
May 18, 2000

                         PARALLEL PETROLEUM CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 22, 2000

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas R. Cambridge and Larry C. Oldham, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of PARALLEL PETROLEUM CORPORATION of record in the name of the undersigned at the close of business on May 15, 2000, which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated May 18, 2000, receipt of which is acknowledged.


1.  ELECTION OF DIRECTORS:

    [ ] FOR ALL NOMINEES LISTED BELOW       [ ] WITHHOLD AUTHORITY
        (except as marked to the contrary)      (to vote for all nominees below)

    (INSTRUCTIONS: To withhold authority to vote for any nominee below, strike a line through the nominee's name)

    Thomas R. Cambridge, Ernest R. Duke, Myrle Greathouse, Larry C. Oldham, Charles R. Pannill.



2.  APPROVAL OF SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.


    [ ] FOR                           [ ] AGAINST                    [ ] ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.





                                            Please sign exactly as name appears
                                            hereon. When shares are held by
                                            joint tenants, both should sign.
                                            When signing as attorney, executor,
                                            administrator, trustee or guardian ,
                                            please give full title as such. If a
                                            corporation, please sign in
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by an authorized
                                            person.

                                            DATED                         , 2000
                                                 -------------------------

                                          --------------------------------------
                                                        Signature


                                          --------------------------------------
                                                  Signature if held jointly




                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THE PROXY CARD PROMPTLY USING THE
                                            ENCLOSED POSTAGE PRE-PAID ENVELOPE.





                                       -2-